     As filed with the Securities and Exchange Commission on April 22, 1998
                                                      Registration No. 333-37045
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------
                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                                   FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------
                            CITY NATIONAL CORPORATION
               (Exact Name of Registrant as Specified in Its Charter)

   Delaware                       6712                         95-2568550
(State or Other          (Primary Standard                  (I.R.S. Employer
Jurisdiction of          Industrial Classification           Identification
Incorporation or         Code Number)                         Number)
Organization)

                           400 North Roxbury Drive
                       Beverly Hills, California  90210
                               (310) 888-6000
             (Address, Including Zip Code, and Telephone Number,
      Including Area Code, of Registrant's Principal Executive Offices)
                                ----------------

                        Richard H. Sheehan, Jr., Esq.
                  Senior Vice President and General Counsel
                          City National Corporation
                           400 North Roxbury Drive
                       Beverly Hills, California  90210
                                (310) 888-6000
              (Name, Address, Including Zip Code, and Telephone
              Number, Including Area Code, of Agent For Service)

                                   Copies To:
                           Michael J. O'Sullivan, Esq.
                           Munger, Tolles & Olson LLP
                             355 South Grand Avenue
                       Los Angeles, California 90071-1560
                                 (213) 698-9100
                                ----------------

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: / /

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     This Post-Effective Amendment No. 1 amends the registration statement on Form S-4 (Registration Number 333-37045) of City National Corporation ("City National"), originally filed with the Securities and Exchange Commission (the "Commission") on October 2, 1997, and Amendment No. 1 thereto filed with the Commission on October 15, 1997 (collectively, the "Registration Statement"), with respect to the merger of Harbor Bancorp ("Harbor") with and into City National (the "Merger"). The Commission declared the Registration Statement effective on October 16, 1997.

     In accordance with its undertaking pursuant to Regulation S-K Item 512(a)(3), City National files this Post-Effective Amendment No. 1 to remove from registration 261,729 shares of its Common Stock, par value $1.00 per share, which were included on the Registration Statement but were not issued in the Merger. City National originally registered the offering of 805,000 shares of its Common Stock, of which 543,271 shares were issued in the Merger.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, City National has duly caused this Post-Effective Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beverly Hills, State of California on March 31, 1998.

                                   CITY NATIONAL CORPORATION


                                   By:  /S/ RICHARD H. SHEEHAN, JR.
                                        ------------------------------------
                                        Richard H. Sheehan, Jr.
                                        Senior Vice President, Secretary and
                                        General Counsel


          Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                   TITLE                    DATE
          *                      Vice Chairman of the Board,         March 31, 1998
-----------------------------    Chief Executive Officer
Russell Goldsmith                and Director

          *                      Executive Vice President and        March 31, 1998
-----------------------------    Treasurer/Chief Financial Officer
Frank P. Pekny                   and Principal Executive Officer

          *                      Controller and Principal            March 31, 1998
-----------------------------    Accounting Officer
Heng W. Chen
          *                      Chairman of the Board               March 31, 1998
-----------------------------
Bram Goldsmith

          *                      President and Director              March 31, 1998
-----------------------------
George H. Benter, Jr.

          *                      Director                            March 31, 1998
-----------------------------
Mirion P. Bowers, M.D.

          *                      Director                            March 31, 1998
-----------------------------
Richard L. Bloch

          *                      Director                            March 31, 1998
-----------------------------
Stuart D. Buchalter

          *                      Director                            March 31, 1998
-----------------------------
Burton S. Horwitch

          *                      Director                            March 31, 1998
-----------------------------
Barry M. Meyer

          *                      Director                            March 31, 1998
-----------------------------
Charles E. Rickershauser, Jr.

          *                      Director                            March 31, 1998
-----------------------------
Edward Sanders

          *                      Director                            March 31, 1998
-----------------------------
Andrea L. Van De Kamp

                                      3

          *                      Director                            March 31, 1998
-----------------------------
Kenneth Ziffren


*By: /S/ RICHARD H. SHEEHAN, JR.
     ---------------------------
     Richard H. Sheehan, Jr.
     Attorney-in-Fact

                                      4